UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street,	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Equity Award Grants

On February 4, 2026, the Compensation Committee of the Board of Directors of Northfield Bancorp, Inc. (the “Company”) approved, and the Board of Directors ratified and approved, the granting to directors and employees a total of 172,272 restricted stock units. The grants were made under the Company’s 2019 Equity Incentive Plan pursuant to award agreements, the forms of which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Time-based awards to employees vest in equal installments over a three-year period, commencing one year from the date of the grant, which was February 4, 2026. Time-based awards to directors vest fully on or after February 4, 2027.

Approval of Management Cash Incentive Plan

On February 4, 2026, the Board of Directors of the Company approved the Company’s 2026 Management Cash Incentive Plan. The 2026 Management Cash Incentive Plan is attached to this 8-K as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	2026 Management Cash Incentive Plan
10.2	Form of Time-Based Cash Settled Restricted Stock Unit Agreement for Executive Vice Presidents and Employees
10.3	Form of Time-Based Cash Settled Restricted Stock Unit Agreement for Directors
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: February 6, 2026	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)